EXHIBIT 3.A

FIRST AMENDMENT

TO

GENERAL PARTNERSHIP AGREEMENT

OF

COLORADO INTERSTATE GAS COMPANY

September 30, 2008

FIRST AMENDMENT

TO

GENERAL PARTNERSHIP AGREEMENT

OF

COLORADO INTERSTATE GAS COMPANY

This FIRST AMENDMENT to GENERAL PARTNERSHIP AGREEMENT OF COLORADO INTERSTATE GAS COMPANY (the “Amendment”), is made and entered into as of this 30th day of September, 2008, by El Paso Noric Investments III, L.L.C., a Delaware limited liability company (“EP Noric”), and EPPP CIG GP Holdings, L.L.C., a Delaware limited liability company (“EPPP CIG”), each as a general partner of the Partnership (collectively, “the Partners”).

WITNESSETH:

WHEREAS, Colorado Interstate Gas Company (“CIGC”), a Delaware corporation, owned and operated an interstate natural gas pipeline system and, through its subsidiaries, conducted other businesses; and

WHEREAS, in accordance with Section 266 of the Delaware General Corporation Law (“DGCL”) and Section 15-901 of the Delaware Revised Uniform Partnership Act (“DRUPA”), CIGC was converted (the “Conversion”) into a Delaware general partnership (the “Partnership”), with the Partnership’s existence deemed in accordance with DRUPA Section 15 901(d) to have commenced on the date that CIGC commenced its existence as a Delaware corporation; and

WHEREAS, pursuant to the General Partnership Agreement of Colorado Interstate Gas Company (the “Agreement”) and the Conversion, the stockholders of CIGC, EP Noric and EPPP CIG, became general partners of the Partnership, all of the issued and outstanding shares of capital stock in CIGC were converted into Partnership Interests in the Partnership, and the stockholders of CIGC became the owners of all of the Partnership Interests in the Partnership, each holding the Percentage Interest set forth opposite its name on Annex I to the Agreement; and

WHEREAS, pursuant to the Contribution and Exchange Agreement (the “Contribution Agreement”) dated September 17, 2008, and for good and valuable consideration, EP Noric agreed to contribute, transfer and convey to EPPP CIG a 30% Percentage Interest in Partnership; and

WHEREAS, in accordance with Section 3.4 of the Agreement, the Partners and the Management Committee of CIGC have expressly approved and consented (and do hereby expressly approve and consent) to the admission of El Paso Pipeline Partners, L.P., a Delaware limited partnership, or its designee as a partner of CIGC owning a 40% Partnership Interest and having all of the rights, privileges and obligations relating thereto, including the right to vote on Partnership matters.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree:

1. Annex I to the Agreement shall be deleted in its entirety and shall be replaced with the attached Annex I.

2. In accordance with Section 3.4 of the Agreement, the Partners and the Management Committee of CIGC have expressly approved and consented (and do hereby expressly approve and consent) to the admission of El Paso Pipeline Partners, L.P., a Delaware limited partnership, or its designee as a partner of CIGC owning a 40% Partnership Interest and having all of the rights, privileges and obligations relating thereto, including the right to vote on Partnership matters.

IN WITNESS WHEREOF, the Partners have executed this Amendment as of the date first set forth above.

PARTNERS:

EL PASO NORIC INVESTMENTS III, L.L.C.

By:       s/ John R. Sult
Name:  John R. Sult
Title:    Senior Vice President

EPPP CIG GP HOLDINGS, L.L.C.

By:       s/ John J. Hopper
Name:  John J. Hopper
Title:    Vice President

[Signature page to First Amendment to Partnership Agreement of Colorado Interstate Gas Company]

ANNEX I

Partner Identity and Address	Percentage Interest	Number of Representatives and Alternative Representatives	Identity of Representatives	Identity of Alternate Representatives	Parent
El Paso Noric Investments III, L.L.C. El Paso Building 1001 Louisiana Houston, Texas 77002 Attention: ______	60%	3 Representatives and up to 3 Alternates	James J. Cleary Daniel B. Martin Thomas L. Price	___________ ___________ ___________	El Paso Corporation
EPPP CIG GP Holdings, L.L.C. El Paso Building 1001 Louisiana Houston, Texas 77002 Attention: ______	40%	1 Representative 1 Alternate	James C. Yardley	___________	El Paso Pipeline Partners, L.P.